UNDERLYING FUNDS TRUST
THIRD AMENDMENT TO THE
FUND ADMINISTRATION SERVICING AGREEMENT

THIS THIRD AMENDMENT effective as of November 1, 2009, to the Fund Administration Servicing Agreement, dated as of April 28, 2006, as amended April 12, 2007 and April 21, 2008 (the “Agreement”), is entered into by and among Hatteras Alternative Mutual Funds, LLC f/k/a Alternative Investment Partners, LLC, a Delaware limited liability company (the “Adviser”), Underlying Funds Trust, a Delaware statutory trust (the “Trust”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the Adviser, the Trust and USBFS have entered into an Agreement; and

WHEREAS, the parties desire to amend the Agreement; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by all parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced with Exhibit A attached hereto.

Exhibit B of the Agreement is hereby superseded and replaced with Exhibit B attached hereto.

Except to the extent supplemented hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

HATTERAS ALTERNATIVE MUTUAL FUNDS, LLC	U.S. BANCORP FUND SERVICES, LLC

By: /s/ J. Michael Fields	By: /s/ Michael R. McVoy
Printed Name: J. Michael Fields	Printed Name: Michael R. McVoy
Title: COO	Title: Executive Vice President

UNDERLYING FUNDS TRUST

By: /s/ J. Michael Fields
Printed Name: J. Michael Fields
Title: Secretary

Exhibit A
to the Underlying Funds Trust
Fund Administration Servicing Agreement

Separate Series of Underlying Funds Trust

Name of Series
Relative Value
Event Driven
Long/Short Equity
Market Neutral Equity

The following funds are expected to be closed on or before January 1, 2010:

Arbitrage – 1 Portfolio
Income Arbitrage Portfolio
Event Driven and Risk Arbitrage Portfolio
Long/Short Equity – International – 1 Portfolio
Global Hedged Income – 1 Portfolio
Long/Short Equity – Growth – 1 Portfolio
Energy and Natural Resources Portfolio

Exhibit B to the Fund Administration Servicing Agreement Fee Schedule of AIP Alternative Strategies Funds and Underlying Funds Trust effective November 1, 2009
Annual Fee Based Upon Market Value of Complex*Note 1
        $[___] on the first $[___] million
        [___] basis points on the next $[___] million
        [___] basis points on the balance
P      Plus sub-advisor fee of $[___] per advisor
P      *Minimum annual fee based on six funds with four classes.
          Additional fee is $[___] per fund and $[___] per class.
Additional Services Note 1, 2
▪ $[___] /year

Chief Compliance Officer Support
USBFS provides on-going support to the fund’s CCO’s including:
▪ Daily consulting and responding to inquiries and requests
▪ Periodic reporting and conference calls with all CCO’s
▪ Periodic forums for USBFS CCO to meet with client CCO’s
▪ Quarterly certifications and reporting on procedures and compliance events
▪ Access to CCO portal

Annual Legal Administration
Legal administration services in support of external legal counsel, including annual registration statement update and drafting of supplements.

Pre- and Post-Tax Performance Reporting

GainsKeeper – Automated Wash Sale Service

Out-Of-Pocket Expenses
Including but not limited to postage, stationery, programming, special reports, , proxies, insurance, EDGAR filing, retention of records, federal and state regulatory filing fees, certain insurance premiums, expenses from board of directors meetings, third party auditing and legal expenses, conversion expenses (if necessary), and all other out-of-pocket expenses.

Additional Services
Available but not included above are the following services –  Daily Compliance Services and SEC §15(c) reporting.

Conversion and extraordinary services quoted separately

Note 1:  Fees are billed monthly.  Subject to annual CPI increase, Milwaukee MSA.
Note 2:  Additional services include Chief Compliance Officer Support, Annual Legal Administration, Pre and Post Tax Performance Reporting and Gainskeeper- Automated Wash Sale Service